Exhibit 10.8

Execution

ASSET CONTRIBUTION AGREEMENT

dated as of

June 24, 2011

between

FS ENERGY AND POWER FUND,

as Contributor,

and

FSEP TERM FUNDING, LLC,

as Contributee

i

TABLE OF CONTENTS

(continued)

		Page

Section 6.8.	Successors and Assigns	16

Section 6.9.	Entire Agreement	16

Section 6.10.	Limitations on Liability	16

Section 6.11.	Governing Law; Waiver of Jury Trial	17

Section 6.12.	No Petition	17

SCHEDULE 1 CONTRIBUTED ASSETS

ii

ASSET CONTRIBUTION AGREEMENT

This ASSET CONTRIBUTION AGREEMENT (this “Agreement”), dated as of June 24, 2011, between FS ENERGY AND POWER FUND, a Delaware statutory trust, as contributor (“Contributor”), and FSEP TERM FUNDING, LLC, a Delaware limited liability company, as contributee (“Contributee”).

RECITALS:

WHEREAS, Contributor is the sole member of Contributee;

WHEREAS, Contributor desires to contribute, transfer, grant, assign or otherwise convey to Contributee all of Contributor’s right, title and interest in and to the Contributed Assets (as defined below) on the terms and subject to the conditions as set forth herein;

WHEREAS, Contributee desires to accept as a capital contribution all of Contributor’s right, title and interest in and to the Contributed Assets (as defined below) on the terms and subject to the conditions as set forth herein; and

NOW, THEREFORE, Contributor and Contributee, intending to be legally bound hereby, agree as follows:

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1.            Definitions.  For purposes of this Agreement, capitalized terms shall have the meanings assigned to them herein or, if not defined herein, as defined in the Credit Agreement or the LLC Agreement, as the case may be.  In addition, the following terms shall have the following meanings:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Administrative Agent” means Deutsche Bank AG, New York Branch, as administrative agent under the Credit Agreement, and any successor under the Credit Agreement.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power (a) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (b) to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Authorized Officers” means the officers of the Contributor set forth on the relevant Officer’s Certificate delivered pursuant to Section 3.1.

“Board of Directors” means the Board of Directors of Contributor.

“Closing Date” means March 10, 2010.

“Contribute” has the meaning set forth in Section 2.1(a).

“Contributed” has the meaning set forth in Section 2.1(a).

“Contributed Assets” means the assets set forth on Schedule 1 and any other such assets as may be Contributed from time to time hereunder.

“Contributee” has the meaning set forth in the preamble.

“Contribution” has the meaning set forth in Section 2.1(a).

“Contribution Date” means the Closing Date and each such other date as assets are Contributed hereunder.

“Contributor” has the meaning set forth in the preamble.

“Credit Agreement” means the Credit Agreement, dated as of June 24, 2011, among Contributee, the lenders from time to time party thereto and the Administrative Agent.

“Indemnifying Party” has the meaning set forth in Section 4.4(a).

“Indemnitee” has the meaning set forth in Section 4.4(a).

“Insolvent” means, with respect to any Person, where (i) such Person has made a general assignment for the benefit of creditors, (ii) any proceeding has been instituted against such Person seeking to adjudicate such Person as bankrupt or insolvent, or seeking such Person’s liquidation, winding up or reorganization, or seeking any arrangement, adjustment, protection, relief or composition of any of such Person’s debts under any requirements of law relating to bankruptcy, insolvency or reorganization; or (iii) such Person is unable to pay such Person’s debts as they come due.

“LLC Act” means the Delaware Limited Liability Company Act, as amended from time to time (6 Del. C. § 18-101, et seq.).

“LLC Agreement” means the Limited Liability Company Agreement of Contributee, dated as of June 24, 2011 , among FS Energy and Power Fund, as the sole equity member, and the Independent Managers (as named and defined therein).

“Liability” or “Liabilities” each has the meaning set forth in Section 4.4 (a).

“Pre-Closing Date Liability” means any Liability arising from any event, occurrence or circumstance existing prior to the Closing Date.

“Recharacterization Event” has the meaning set forth in Section 2.3(b).

“Release Conditions” has the meaning given to such term in the Security Agreement, dated as of June 24, 2011, between the Contributee and the Administrative Agent.

“Securitization Act” has the meaning set forth in Section 2.3(e).

ARTICLE II

CONTRIBUTION

Section 2.1.            Contribution on the Closing Date.

(a)           Subject to the terms and conditions of this Agreement, and notwithstanding any provision in this Agreement to the contrary, Contributor hereby irrevocably contributes, transfers, assigns and otherwise conveys to Contributee, without recourse (except as set forth in Section 4.4), and, subject to the satisfaction of the conditions set forth in Section 3.1 and the other terms and conditions of this Agreement, Contributee acquires, accepts and receives as a capital contribution from Contributor, all right, title and interest of Contributor in the Contributed Assets (each of the transactions described in this Section 2.1, a “Contribution” with “Contribute” and “Contributed” having meanings correlative thereto).  Contributor hereby relinquishes all legal and equitable interests in the Contributed Assets upon the Closing Date.

(b)           Contributor may, from time to time, elect to Contribute additional Contributed Assets.  Subject to the satisfaction of the conditions set forth in Section 3.1 and the other terms and conditions of this Agreement, Contributee shall acquire, accept and receive as a capital contribution from Contributor, all right, title and interest of Contributor in any additional Contributed Assets.  Contributor hereby relinquishes all legal and equitable interests in the additional Contributed Assets upon each Contribution Date.  On each Contribution Date, Schedule 1 hereto shall be amended by adding any additional Contributed Assets as of such Contribution Date.

(c)           Effective from and after the Contributions, Contributee hereby assumes from Contributor and agrees to perform all continuing obligations (then existing or thereafter arising) of Contributor under the Contributed Assets. The Contributed Assets transferred hereby will be held by Contributee free and clear of any lien or encumbrance of any Person claiming through or under Contributor. Contributor hereby agrees to protect and defend Contributee’s ownership interest and other rights in the Contributed Assets against any claim arising from the prior ownership of Contributor or any of its predecessors-in-interest.

Section 2.2.            Further Assurances.

(a)           Contributor shall from time to time, execute and deliver such documents, instruments, agreements, financing statements, and shall take all such other actions as are reasonably requested by Contributee or its assignees or the Administrative Agent from time to time hereafter that may be reasonably necessary, appropriate or desirable to ensure that Contributee and its assignees have an enforceable ownership interest or, solely if Section 2.3(b) hereof is applicable, an enforceable and perfected security interest, in each case in the Contributed Assets (as applicable).

Section 2.3.            Intent; Savings Clause.

(a)           This Agreement is intended to effect an absolute, irrevocable transfer, conveyance, assignment and contribution, without recourse (except as set forth in Section 4.4) of the Contributed Assets by Contributor to Contributee, and immediately after giving effect to the transfer contemplated by Section 2.1(a) on the Closing Date or Section 2.1(b) on any Contribution Date, Contributor will have no further interest (legal or equitable) in the Contributed Assets and the Contributed Assets will not be property of Contributor’s estate in the event of a bankruptcy of Contributor and Contributee shall have the absolute right to take whatever action it may deem appropriate with respect to any Contributed Asset.  The parties agree to treat each transfer pursuant to Section 2.1 for all purposes (including financial accounting purposes) as an absolute transfer on all relevant books, records, financial statements and other documents.

(b)           If, notwithstanding Section 2.3(a), the transfer of the Contributed Assets on any Contribution Date pursuant to this Agreement is recharacterized by a court of competent jurisdiction or otherwise as a collateral transfer for security or as a financing transaction (a “Recharacterization Event”), Contributor intends that Contributee have a first priority perfected security interest in, and a lien on, the Contributed Assets to secure an obligation of Contributor to Contributee in an amount equal to the aggregate face value of the Contributed Assets plus accrued interest.

(c)           Accordingly, if a Recharacterization Event occurs, Contributor shall be deemed to have granted, and Contributor does hereby grant, to Contributee a security interest in all of Contributor’s right title and interest in, to, and under the Contributed Assets, all books and records related thereto and the income and any proceeds resulting therefrom, and this Agreement shall be deemed to be a security agreement for such purpose.

(d)           If a Recharacterization Event occurs, Contributee will have all of the rights and remedies of a secured party under the UCC (including the rights of a secured party obtaining a lien under Section 9-608 of the UCC) and Contributor will have all the rights of a debtor granting a lien under the UCC (including the rights of a debtor granting a lien under Section 9-623).

(e)           For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the

“Securitization Act”), each of the parties hereto hereby agrees that, notwithstanding any other provision of law, including but not limited to, Section 9-623 of the UCC:

(i)            Any property, assets or rights purported to be transferred, in whole or in part, by Contributor pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of Contributor;

(ii)           None of Contributor, its respective creditors or, in any insolvency proceeding with respect to Contributor or Contributor’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire, reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of Contributor any property, assets or rights purported to be transferred, in whole or in part, by Contributor pursuant to this Agreement;

(iii)          In the event of a bankruptcy, receivership or other insolvency proceeding with respect to any Contributor or any Contributor’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of such Contributor’s property, assets, rights or estate; and

(iv)          The transactions contemplated by this Agreement, the LLC Agreement and the Credit Agreement constitute a “securitization transaction” as such term is used in the Securitization Act.

Section 2.4.            Subsequent Transfer; Acknowledgment and Agreement of Contributee.

(a)           Contributor acknowledges and agrees that, as of each Contribution Date, (i) Contributee will pledge the Contributed Assets and its rights under this Agreement in the manner contemplated under the Credit Documents and (ii) the representations, warranties, covenants and indemnifications contained in this Agreement and the rights of Contributee under this Agreement are intended to benefit the Administrative Agent.

(b)           Contributor hereby consents to the pledges to occur on any Contribution Date which are described in the foregoing clause (a).  Without limiting the generality of the foregoing, the parties hereto agree, to the fullest extent permitted by applicable law, that Administrative Agent is and will be a third-party beneficiary of this Agreement with full right, power and authority to exercise Contributee’s rights and remedies and enforce Contributor’s obligations under this Agreement, in each case subject to and in accordance with the terms of the Credit Agreement.

Section 2.5.            Authorization to File Financing Statements.

Contributor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Contributee (with notice to the Administrative Agent and, in the case of amendments, with the consent of the Administrative Agent) or the Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Contributee pursuant to Section 2.3, and to perfect the conveyance of the Contributed Assets pursuant to the Contribution.  Such financing statements may describe the collateral in the same manner as described in this Agreement or in any other security agreement, assignment, transfer document or pledge agreement entered into by the parties in connection herewith.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1.            Conditions to Obligations of Contributee.

The obligation of Contributee to accept and acquire the Contributed Assets on a Contribution Date is subject to the satisfaction of the following conditions:

(a)           Representations and Warranties True.  The representations and warranties of Contributor under Section 4.2 with respect to itself, and the representations and warranties of Contributor under Section 4.3 with respect to such Contributed Assets, in each case shall be true and correct in all material respects as of the Contribution Date (or such other date as of which such representations and warranties are made and/or deemed to be made), and Contributor shall have performed, in all material respects, the obligations to be performed by it hereunder on or prior to each Contribution Date.

(b)           Fraudulent Transfer, etc.  As of each Contribution Date:  (i) Contributor is not Insolvent and will not become Insolvent as a result of the contribution of Contributed Assets on the Contribution Date, (ii) Contributor did not intend to incur or believe that it would incur debts that would be beyond Contributor’s ability to pay as such debts matured, (iii) such transfer was not made by Contributor with actual intent to hinder, delay or defraud any Person and (iv) the assets of Contributor did not constitute unreasonably small capital to carry out its business as conducted.

(c)           Documents to Be Delivered by Contributor.

(i)            On or prior to each Contribution Date, Contributor shall have delivered copies of the proper financing statements (or other similar documents) that name Contributor as the grantor and Contributee as the secured party with respect to the Contributed Assets or other similar instruments or documents, as may be necessary or, in Contributee’s opinion, desirable under the UCC or other applicable law to perfect Contributee’s ownership interest in all Contributed Assets, and to perfect the security interest granted to Contributee pursuant to Section 2.3.

(ii)           On or prior to the Closing Date, Contributor shall have delivered an Officer’s Certificate of Contributor (A) with respect to the due authorization,

execution and delivery of this Agreement and (B) certifying that (1) the attached copy of the resolutions of the Board of Directors authorizing such Contributor’s entering into this Agreement is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Contribution Date, (3) the attached copies of Contributor’s charter and by-laws are true and complete copies thereof, (4) such charter and by-laws have not been rescinded and are in full force and effect on and as of such Contribution Date and (5) the Authorized Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(iii)          Contributee and the Administrative Agent shall have received on the Closing Date, at the expense of Contributor, opinions of counsel in form and substance reasonably satisfactory to Contributee and the Administrative Agent, it being agreed that the legal opinions being delivered pursuant to Section 4.01(h) of the Credit Agreement as of the Closing Date satisfy this clause (iii) as of the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.            Representations and Warranties of Contributee as to Itself.

Contributee hereby makes the following representations and warranties to Contributor as of each Contribution Date, which representations and warranties shall survive the contribution, transfer and assignment of the Contributed Assets by Contributor to Contributee.

(a)           Organization and Good Standing.  Contributee (i) is a limited liability company duly formed and organized, validly existing and in good standing under the laws of the State of Delaware (ii) is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement make such qualification necessary and (iii) has the power and authority to own its assets, rights and properties and to conduct its business as such assets, rights and properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement.

(b)           Power and Authority; No Conflicts.  The execution and delivery by Contributee of this Agreement and its performance of, and compliance with, the terms hereof are within the power of Contributee and have been duly authorized by all necessary limited liability company action on the part of Contributee. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated to be consummated by Contributee, nor compliance with the provisions thereof, will conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Contributee or its properties, or the certificate of formation, limited liability company agreement or other organizational documents and agreements of Contributee, or any of the provisions of any indenture, mortgage, lease, license, contract or other instrument to which Contributee is a party or by which it or its property is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its material property pursuant to the terms of any such indenture, mortgage, leases, contract or other instrument.

(c)           Consents.  Contributee is not required to obtain the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance by Contributee of this Agreement, or the validity or enforceability of this Agreement against Contributee.

(d)           Due Execution and Delivery.  This Agreement has been duly executed and delivered by Contributee and constitutes a legal, valid and binding instrument enforceable against Contributee in accordance with its terms (subject to applicable insolvency laws and to general principles of equity).

(e)           No Litigation.  There are no Actions pending or, to the knowledge of Contributee, threatened against or affecting Contributee, before or by any Governmental Authority having jurisdiction over Contributee or any of its properties or with respect to any of the transactions contemplated by this Agreement or the Credit Agreement (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of this Agreement, or (ii) which could reasonably be expected to have a material adverse effect on the aggregate value of the Contributed Assets hereunder.  Contributee is in compliance with all requirements of law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a material adverse effect on the aggregate value of the Contributed Assets hereunder.

(f)            Due Qualification.  Contributee has obtained or made all material licenses, registrations, consents, approvals, waivers and notifications of creditors, lessors and other Persons, in each case, in connection with the execution and delivery of this Agreement by Contributee, and the consummation by Contributee of all the transactions herein contemplated to be consummated by Contributee and the performance of its obligations hereunder.

(g)           No Default.  Except as notified to the Administrative Agent in writing prior to the Contribution Date, Contributee is not in default under any material agreement, contract, instrument or indenture to which Contributee is a party or by which it or its properties are bound, or with respect to any order of any Governmental Authority; and no event has occurred which with notice or lapse of time or both would constitute a default with respect to any such material agreement, contract, instrument or indenture, or with respect to any such order of any Governmental Authority.

Section 4.2.            Representations and Warranties of Contributor as to Itself.

Contributor hereby makes the following representations and warranties to Contributee as of the Closing Date, which representations and warranties shall survive the contribution, transfer and assignment of the Contributed Assets by Contributor to Contributee:

(a)           Organization and Good Standing.  Contributor (i) is a statutory trust duly formed and organized, validly existing and in good standing under the laws of the State of Delaware (ii) is duly qualified to do business as a foreign corporation, and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement make such qualification necessary and (iii) has the power and authority to own its assets, rights and properties and to conduct its business as such assets, rights and properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement.

(b)           Power and Authority; No Conflicts.  The execution and delivery by Contributor of this Agreement and its performance of, and compliance with, the terms hereof are within the power of Contributor and have been duly authorized by all necessary corporate action on the part of Contributor. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated to be consummated by Contributor nor compliance with the provisions thereof, will conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Contributor or its properties, or the by-laws, certificate of incorporation, articles of association, or other organizational documents and agreements of Contributor or any of the provisions of any indenture, mortgage, lease, license, contract or other instrument to which Contributor is a party or by which it or its property is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its material property pursuant to the terms of any such indenture, mortgage, leases, contract or other instrument, in each case where such breach or default or creation or imposition would reasonably be expected to have a material adverse effect on the aggregate value of the Contributed Assets hereunder.

(c)           Consents.  Contributor is not required to obtain the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance by Contributor of this Agreement, the consummation of the transactions contemplated by this Agreement, or the validity or enforceability of this Agreement against Contributor.

(d)           Due Execution and Delivery.  This Agreement has been duly executed and delivered by Contributor and constitutes a legal, valid and binding instrument enforceable against Contributor in accordance with its terms (subject to applicable insolvency laws and to general principles of equity).

(e)           No Litigation.  There are no Actions pending or, to the knowledge of Contributor, threatened against or affecting Contributor, before or by any Governmental Authority having jurisdiction over Contributor or any of its properties or with respect to any of the transactions contemplated by this Agreement or the Credit Agreement (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of this Agreement or the Credit Agreement, or (ii) which could reasonably be expected to have a material adverse effect on the aggregate value of the Contributed Assets hereunder.  Contributor is in compliance with all requirements of law except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the aggregate value of the Contributed Assets hereunder.

(f)            Due Qualification.  Contributor has obtained or made all material licenses, registrations, consents, approvals, waivers and notifications of creditors, lessors and other Persons, in each case, in connection with the execution and delivery of this Agreement by Contributor, and the consummation by Contributor of all the transactions herein contemplated to be consummated by Contributor and the performance of its obligations hereunder.

(g)           No Default.  Contributor is not in default under any material agreement, contract, instrument or indenture to which Contributor is a party or by which it or its properties is or are bound, or with respect to any order of any Governmental Authority; and no event has occurred which with notice or lapse of time or both would constitute a default with respect to any such material agreement, contract, instrument or indenture, or with respect to any such order of any Governmental Authority.

(h)           Solvency.  Contributor is not, and after giving effect to the contribution of the Contributed Assets hereunder will not be, Insolvent.

(i)            No Fraudulent Transfer.  Contributor is not entering into this Agreement with the intent (whether actual or constructive) to hinder, delay or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Contributed Assets reflected in the increase in value of its equity interest in Contributee.

Section 4.3.            Representations and Warranties of Contributor with Respect to Contributed Assets.

Contributor hereby makes the following representations and warranties with respect to the Contributed Assets as of each Contribution Date:

(a)           Requirements of Law.  Such Contributed Asset complies in all material respects with all applicable requirements of law.

(b)           No Default.  To Contributor’s knowledge, after due inquiry, no notice of default has been issued on any Contributed Asset and no Contributed Asset has failed to pay when due any dividends or interest required to be paid pursuant to the terms of such Contributed Asset.

(c)           Assignability; Restrictions on Grant of Security Interest.  Such Contributed Asset may be assigned in the manner that such asset is contemplated to be assigned pursuant to this Agreement, and such Contributed Asset may be pledged in the manner that such asset is contemplated to be pledged pursuant to the Credit Agreement.

(d)           Ownerships; No Other Pledge.  Contributor is the sole owner of good and marketable title to such Contributed Asset free and clear of any lien or encumbrance of any Person claiming through or under Contributor.  Contributor has not pledged any of its interest in such Contributed Asset nor pledged or assigned any portion of the payments due and payable thereunder, or to become due and payable thereunder, to any Person.

(e)           Eligible Asset.  Each Contributed Asset is an Eligible Investment.

(f)            Securities Laws.  In connection with the execution and delivery of this Agreement and each Contribution, the Contributor has complied with and each Contribution complies with the Securities Act and the Investment Company Act and the “blue sky” laws of any applicable state.

(g)           ERISA.  None of the Contributor or any ERISA Affiliate maintains, contributes to (or is obligated to contribute to) or has any liability to any Pension Plan or Welfare Plan of the Contributor or any ERISA Affiliate of the Contributor.  None of the Contributor or any ERISA Affiliate of the Contributor has maintained or contributed to (or has been obligated to contribute to) any Pension Plan or Welfare Plan.  None of the Contributed Assets constitute Plan Assets.  Each Contribution will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Contributee, the Custodian or the Administrative Agent to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 4.4.            Indemnification by Contributor.

(a)           Contributor (the “Indemnifying Party”) agrees to the fullest extent permitted by applicable law, to indemnify and hold Contributee (and its officers, directors, employees and agents) (each, an “Indemnitee”) harmless against all losses, liabilities, obligations, damages, penalties, fines, forfeitures, legal fees, and related costs and judgments and other costs, disbursements, fees and reasonable expenses imposed upon or incurred by or asserted against any Indemnitee (collectively, “Liabilities,” and each a “Liability”) or any Action arising out of or relating to, or resulting from (i) the breach by the Indemnifying Party of any representation, warranty or covenant under this Agreement, (ii) the Indemnifying Party’s negligence, bad faith or willful misconduct or (iii) with respect to any Contributed Asset, any Pre-Closing Date Liability payable by Contributee; provided, however, that there shall be no indemnification under this Section 4.4(a) for a breach of any representation, warranty or covenant relating to any Contributed Asset set forth in Section 4.3 hereof so long as Contributor has complied with Section 4.4(b).

(b)           Notwithstanding Section 4.4(a), in the event of a breach of any representation, warranty or covenant set forth in Section 4.3 hereof relating to any Contributed Asset as of the date upon which such representation or warranty is made, the Indemnifying Party shall promptly notify the Contributee, who shall promptly notify the Administrative Agent, and pay, to the fullest extent permitted by applicable law, to Contributee an amount equal to the fair market value of such Contributed Asset as of the date of its contribution.  Upon payment by the Indemnifying Party of such amount to Contributee with respect to any asset in accordance with the preceding sentence and amounts owing at such time, if any, under Section 4.4(a), Contributee shall, to the extent permitted by applicable law, assign or cause to be assigned such asset to Contributor and Contributor shall accept the assignment of such asset.  Contributee shall, in such event, make or cause to be made all assignments of such asset necessary to effect such assignment.  Any such assignment made or caused to be made by Contributee shall be without recourse to, or representation or warranty by, Contributee, except that the ownership of such asset shall be conveyed free and clear of any Liens created by the Credit Agreement.  All costs and expenses associated with the foregoing shall be paid by the Indemnifying Party on demand or at the direction of Contributee.  Any funds received by Contributee pursuant to this Section 4.4(b) shall be applied in accordance with the Credit Agreement.

(c)           Any Indemnitee that proposes to assert the right to be indemnified under this Section 4.4 will promptly, after receipt of notice of the commencement of any Action against such party in respect of which a claim is to be made against the Indemnifying Party under such sections, notify the Indemnifying Party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  In the event that any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Indemnifying Party of the commencement thereof and the Indemnifying Party shall be entitled to participate in, and to the extent that it shall wish, to assume the defense thereof, with its counsel reasonably satisfactory to such Indemnitee; provided that the Indemnifying Party shall not enter into any settlement with respect to any Action unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such settlement and fully discharges with prejudice against the plaintiff the claim or action against such Indemnitee and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of such Indemnitee; and provided, further, that the Indemnitee shall have the right to employ its own counsel in any such action the defense of which is assumed by the Indemnifying Party in accordance with this Section 4.4.  No Indemnitee shall settle or compromise any claim covered pursuant to this Section 4.4 without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.  The provisions of this Section 4.4 shall survive the termination of this Agreement or the earlier resignation or removal of any party hereto.

ARTICLE V

COVENANTS OF THE PARTIES

Contributor hereby agrees with Contributee as follows:

Section 5.1.            Existence.

Except to the extent that the failure to do so would not reasonably be expected to have a material adverse effect on the aggregate value of the Contributed Assets hereunder, Contributor shall keep in full effect its existence under the laws of the state of its incorporation or formation, as applicable, and maintain its rights and privileges necessary or desirable in the normal conduct of its business and the performance of its obligations hereunder, and will obtain and preserve its qualification to do business in each jurisdiction in which it was qualified as of the Closing Date.

Section 5.2.            Compliance with Law.

Contributor will comply with all material requirements of law applicable to it.

Section 5.3.            UCC Filings.

Contributor shall file and maintain in effect all UCC filings (or similar), and shall take such other actions (except fixture filings) as may be necessary to perfect or otherwise protect the validity of Contributee’s interest in the Contributed Assets and shall provide evidence of such filing to the Contributee.

Section 5.4.            Maintenance of Separateness.

Contributor covenants that:

(a)           the books and records of Contributee will be maintained separately from those of each of Contributor and its subsidiaries;

(b)           all financial statements of Contributor that are consolidated to include Contributee that are distributed to any party will contain detailed notes clearly stating that (A) all of Contributee’s assets are owned by Contributee (B) indicating Contributee’s separateness from Contributor and Contributor’s Affiliates and indicate that the assets of Contributee are not available to pay the debts of Contributor, Contributor’s Affiliates or any other Person and (C) Contributee is a separate entity and, as may be applicable, has creditors who have received interests in Contributee’s assets;

(c)           Contributor will cause all Contributed Assets to also be listed on Contributee’s own separate balance sheet;

(d)           Contributor will observe corporate formalities, in its dealing with Contributee;

(e)           Contributor shall not commingle its funds with any funds of Contributee;

(f)            Contributor will maintain arm’s-length relationships with Contributee and Contributor and each of its other Affiliates will be compensated at market rates for any services they render or otherwise furnish to Contributee;

(g)           except as provided for or contemplated by the LLC Agreement, Contributor will not be, and will not hold itself out to be, responsible for the debts of Contributee or the decisions or actions in respect of the daily business and affairs of Contributee and Contributor will not knowingly permit Contributee to hold Contributor out to be responsible for the debts of Contributee or the decisions or actions in respect of the daily business and affairs of Contributee or such subsidiary; and

(h)           upon Contributor’s knowledge that any of the foregoing provisions in this Section 5.4 has been breached or violated in any material respect, Contributor will take such actions as may be reasonable and appropriate under the circumstances to correct and remedy such breach or violation as promptly as is practicable under such circumstances.

Section 5.5.            Further Action Evidencing Contribution.

Contributor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or reasonably requested by Contributee to perfect, protect or more fully evidence Contributee’s and its assignees’ interests in the Contributed Assets or to enable Contributee and/or its assignees (or any agent or designee of any of the foregoing) to exercise or enforce any of their respective rights hereunder.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1.            Obligations of Contributor.

To the fullest extent permitted by applicable law, the obligations of Contributor under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Contributed Asset.

Section 6.2.            Waivers; Amendment.

No failure or delay on the part of any party or any assignee thereof, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any provision of this Agreement may be amended only if such amendment is executed by the parties hereto in writing.

Section 6.3.            Costs and Expenses.

Contributor will pay all expenses incident to the performance of its obligations incurred in connection with this Agreement, including fees and expenses of counsel, in connection with the perfection, recording and perfection as against third parties of Contributee’s right, title and interest in and to the Contributed Assets and the enforcement of any obligation of Contributor hereunder.

Section 6.4.            Survival.

This Agreement will remain in full force and effect and not terminate so long as the Credit Agreement and Security Agreement are in effect or any Obligation is outstanding.  The respective representations and warranties made by the parties in this Agreement shall remain in full force and effect and will survive execution and delivery of this Agreement.  In addition, the provisions of Section 4.4, Section 5.4, Section 6.2, Section 6.3, Section 6.4, Section 6.10, Section 6.11 and Section 6.12 and, until satisfaction of the Release Conditions, Section 2.5  shall remain in full force and effect and will survive termination of this Agreement.

Section 6.5.            Notices.

All demands, notices and communications upon or to the parties shall be in writing, and shall be personally delivered, sent by electronic facsimile or overnight delivery service or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given to the intended recipient upon receipt at the respective addresses set forth below, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

(i)                                     in the case of Contributor or Contributee:

c/o FS Energy and Power Fund

Cira Centre

2929 Arch Street, Suite 675

Philadelphia, PA, 19104

Attention: Gerald F. Stahlecker

Facsimile No.: (215) 222-4649

(ii)                                  in the case of the Administrative Agent:

Deutsche Bank AG, New York Branch

60 Wall Street

New York, New York 10005

Attention: Nick Bozzuto

Facsimile No.: (646) 736-5571

With copies to:

Davis, Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: Bjorn Bjerke

Facsimile No.: (212) 701-5006

Section 6.6.            Severability.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 6.7.            Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 6.8.            Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by a party hereto shall bind the successors and assigns of such party.

Section 6.9.            Entire Agreement.

This Agreement, together with the exhibits and schedules hereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 6.10.          Limitations on Liability.

None of the officers, employees, agents, shareholders, members, directors or managers, as applicable, of or in Contributee or Contributor, past, present or future, shall be under any liability to Contributee or Contributor, as applicable, any of their successors or assignees, or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, with respect to Contributor, solely the corporate obligations of Contributor and with respect to Contributee, solely the limited liability company obligations of Contributee.

Section 6.11.          Governing Law; Waiver of Jury Trial.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  THE PARTIES HERETO HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS AGREEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.  EACH OF THE PARTIES HERETO AGREES (A) THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00, AND (B) THAT THIS AGREEMENT HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES (A) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (B) (1) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS, AND (2) THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SERVICE OF PROCESS MAY ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A PROOF OF MAILING RECEIPT VALIDATED BY THE UNITED STATES POSTAL SERVICE CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT SERVICE MADE PURSUANT TO (B) (1) OR (2) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

(b)           THE PARTIES HERETO EACH HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATING OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 6.12.          No Petition.

The Contributor covenants that for a period of one year and one day after payment in full of all indebtedness under the Credit Agreement it will not institute against, or join any Person in instituting against Contributee any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other involuntary proceedings under any United States federal or state bankruptcy or similar law.

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IN WITNESS WHEREOF, the parties hereby have caused this Asset Contribution Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

FS ENERGY AND POWER FUND, as Contributor

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: EVP

FSEP TERM FUNDING, LLC, as Contributee

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: EVP

[Signature Page to Asset Contribution Agreement]

Schedule 1

Contributed Assets